UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

_____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 8, 2006

The Knot Inc.

(Exact Name of Registrant as Specified in its Charter)

DE	000-28271	13-3895178
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

462 Broadway, 6th Floor New York, NY	10013
(Address of Principal Executive Offices)	(Zip Code)

Registrant's telephone number, including area code: (212) 219-8555

(Former name or former address, if changed from last report)

_____________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01 Completion of Acquisition or Disposition of Assets

On September 8, 2006, The Knot completed its acquisition of WeddingChannel.com, Inc., through the merger of IDO Acquisition Corporation, a wholly owned subsidiary of The Knot, with and into WeddingChannel. Under the terms of the Agreement and Plan of Merger and Reorganization, dated June 5, 2006 (the “Merger Agreement”), The Knot issued 1.15 million shares of its common stock and paid approximately $61.7 million in cash, which includes an estimated working capital adjustment of $3.8 million, in exchange for all of the capital stock and stock options of WeddingChannel. The Knot funded the cash portion of the purchase price with cash on hand and the net proceeds of its follow-on offering of common stock completed on August 15, 2006.

The Current Report on Form 8-K filed with the Securities and Exchange Commission on June 5, 2006 contains further information about the merger, including a copy of the Merger Agreement and information concerning the interests of affiliates of The Knot and WeddingChannel in the merger. The references to the Merger Agreement in this report are qualified in their entirety by reference to the full text of the Merger Agreement. No representation, warranty, covenant or agreement contained in the Merger Agreement is, or should be construed as, a representation or warranty by The Knot to any investor or a covenant or agreement of The Knot with any investor. The representations, warranties, covenants and agreements contained in the Merger Agreement are solely for the benefit of The Knot and WeddingChannel and are qualified by disclosures between the parties.

Certain historical financial statements of WeddingChannel and unaudited pro forma financial information related to the merger were included in Current Reports on Form 8-K filed with the Securities and Exchange Commission on July 20, 2006. The historical financial statements of WeddingChannel for the periods specified in Rule 3-05(b) of Regulation S-X and the unaudited pro forma financial information required pursuant to Article 11 of Regulation S-X will be filed by amendment of this report not later than 71 days after September 14, 2006, the date by which this initial report is required to be filed.

Item 9.01 Financial Statements and Exhibits

(a) Financial Statements of Business Acquired. To be filed by amendment of this Current Report on Form 8-K not later than 71 days after September 14, 2006.

(b) Pro Forma Financial Information. To be filed by amendment of this Current Report on Form 8-K not later than 71 days after September 14, 2006.

(d) Exhibits. The following documents are included as exhibits to this report:

2.1

Agreement and Plan of Merger and Reorganization, dated as of June 5, 2006, by and among The Knot, Inc., IDO Acquisition Corporation, WeddingChannel.com, Inc. and Lee Essner, as stockholder representative (incorporated by reference to the identically-numbered exhibit to the Current Report on Form 8-K filed by The Knot on June 5, 2006).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

The Knot Inc. (Registrant)

Date: September 14, 2006	By:	/s/ Richard E. Szefc
Chief Financial Officer, Treasurer and Secretary

EXHIBIT INDEX

EX-2.1